As filed with the Securities and Exchange Commission on July 9, 2002

                                                         Registration No. __-___

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             BREK ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

                Nevada                                   98-0206979
    (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                  Identification No.)

                                   19TH Floor
                               80 Gloucester Road
                             Wanchai, Hong Kong SAR
                                  852-2801-5181
                   (Address, including ZIP code, and telephone
                         number, including area code, of
                        registrant's principal executive
                                    offices)

                         2001 STOCK OPTION/WARRANT PLAN
                              (Full title of plan)

                              Kenneth G.C. Telford
                             Brek Energy Corporation
                                   19th Floor
                               80 Gloucester Road
                             Wanchai, Hong Kong SAR
                                  852-2801-5181

                                    Copy to:
                              D. Roger Glenn, Esq.
                              Edwards & Angell, LLP
                              750 Lexington Avenue
                            New York, New York 10022
                                 (212) 756-0299

                         CALCULATION OF REGISTRATION FEE

                                                                                   Maximum
Title of securities               Amount to be        Maximum offering        Aggregate offering          Amount of
to be registered                 Registered (1)      price per unit (2)           Price (2)           registration fee
                                 --------------      ------------------           ---------           ----------------
Common Stock, par value
$0.001 per share                3,000,000 shares            $0.66                 $1,980,000              $182.16
                                ================            =====                 ==========              =======

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) of the Act, based upon the last sale price of the Common Stock of the Registrant at July 5, 2002.

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Brek Energy Corporation (the "Company") are incorporated herein by reference:

      (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2001 as filed with the Commission on April 9, 2002 and amended on May 14, 2002.

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Company's document referred to in
      (a) above.

      (c) The description of the Company's Common Stock, $0.001 par value per share (the "Common Stock") contained in the Company's Registration Statement on Form 10 filed on October 21, 1999.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Legal matters in connection with the securities registered hereby were passed upon by ________________. Partners and attorneys employed by such firm beneficially own no shares of common stock of the Company.

Item 6. Indemnification of Directors and Officers

Nevada corporation law authorizes corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. The Company's Articles of Incorporation and Bylaws require indemnification of the Company's officers and directors to the fullest extent permitted by Nevada law.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit                 Description
4.1               2001 Stock Option/Warrant Plan
5.1               Opinion of Cane & Company, LLC
23.1              Consent of Deloitte Touche Tohmatsu
23.2              Consent of KPMG
23.3              Consent of Deloitte & Touche, LLP
23.4              Consent of Wheeler Wasoff, P.C.
23.5              Consent of HJ & Associates, LLC
23.6              Consent of __________. (included in Exhibit 5)
24.1              Power of Attorney - included in Signature Page

Item 9. Undertakings

      (a) The registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong SAR, on this 9th day of July, 2002.

                                                    BREK ENERGY CORPORATION

                                                    By /s/ Kenneth G.C. Telford
                                                    ---------------------------
                                                    Kenneth G. C. Telford
                                                    Chief Financial Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ian G. Robinson or Gregory M. Pek, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any registration statement relating to this Registration Statement under Rule 462 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement have been signed below on July 9, 2002 by the following persons in the capacities and on the date indicated.


    Signature                             Title
    ---------                             -----

/s/ Ian G. Robinson       Chairman of the Board and Director
-------------------       ----------------------------------
Ian G. Robinson

/s/ Gregory M. Pek        Chief Executive Officer and Director (Principal Executive Officer)
------------------        ------------------------------------------------------------------
Gregory M. Pek

/s/ Ravi K. Daswani       Director
-------------------       --------
Ravi K. Daswani

/s/ Douglas Moore         Director
-----------------         --------
Douglas Moore

/s/ James Pratt           Director
---------------           --------
James Pratt

/s/ Andrew Leitch         Director
-----------------         --------
Andrew Leitch

/s/ Kenneth Telford       Chief Financial Officer (Principal Financial and Accounting Officer)
-------------------       --------------------------------------------------------------------
Kenneth Telford

             INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibit                          Description

4.1               2001 Stock Option/Warrant Plan
5.1               Form of Opinion of ____________
23.1              Consent of Deloitte Touche Tohmatsu
23.2              Consent of KPMG
23.3              Consent of Deloitte & Touche, LLP
23.4              Consent of Wheeler Wasoff, P.C.
23.5              Consent of HJ & Associates, LLC
23.6              Consent of _________ (included in Exhibit 5)
24.1              Power of Attorney - included in Signature Page